                                       PruLife Advisor Select
                                     Prospectus Filing May 2004

 Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, how charges against sub-account assets were dedcuted the from annual investment returns of the sub-accounts

 Hypothetical Gross Annual Investment Return                         6.00%
 less       Arithmetic Average of
            Total Contractual Porfolio Expenses            -         2.03%
 less       Guaranteed
            Mortality and Expense Fee                      -         0.45%
                                                                   ---------
 Fund Crediting Rate (Net Annual Investment Rate)          =         3.52%

                                                          PruLife Advisor Select
                                                        Prospectus Filing May 2004

   Male    Preferred Plus     NonSmoker                   Level Death Benefit  (Type A)
Age:                       45                             CVAT
Face:                 250,000                             Maximum Charges
TTR:                        0                             Assume Annual Payment of $2,703.75 in year 5
                                                          Hypothetical Annual Return of 6% Gross, 3.52% Net
Policy --- Year 5
                                  (0a)          (0b)           (1)          (2)         (3)        (4)        (5)         (6)           (7)          (8)            (9)              (10)          (11)          (12)             (13)               (14)
                                   BOP           BOP                                    Per        Per      Montly                     Total                       Total             EOP                          EOP              EOP               EOP
                                Contract        Accum        Premium    Per Policy    Premium     $1,000     Cost       Monthly      Contract     Surrender         Cash            Basic        Corridor      Corridor           Death             Accum
  Month           YEAR            Fund          Prems         Paid         Loads       Loads       Load     Of Ins     Interest        Fund        Charges       Surr Value           DB          Factor          DB            Benefits          Prems Paid
                                                                                                                                                                                                                                                                                    check
    1              5              6,515       17,212         2,704            20        365         60         95            25        8,704       1,947              6,757        250,000         2.67          23,239          250,000            19,981                             0.00
    2              5              8,704       19,981              -           20          -         60         95            25        8,554       1,947              6,607        250,000         2.67          22,839          250,000            20,047                             0.00
    3              5              8,554       20,047              -           20          -         60         95            24        8,403       1,947              6,457        250,000         2.67          22,437          250,000            20,112                             0.00
    4              5              8,403       20,112              -           20          -         60         95            24        8,252       1,947              6,306        250,000         2.67          22,034          250,000            20,178                             0.00
    5              5              8,252       20,178              -           20          -         60         95            23        8,101       1,947              6,154        250,000         2.67          21,629          250,000            20,244                             0.00
    6              5              8,101       20,244              -           20          -         60         95            23        7,949       1,947              6,002        250,000         2.67          21,224          250,000            20,310                             0.00
    7              5              7,949       20,310              -           20          -         60         95            22        7,796       1,947              5,850        250,000         2.67          20,817          250,000            20,377                             0.00
    8              5              7,796       20,377              -           20          -         60         95            22        7,644       1,947              5,697        250,000         2.67          20,408          250,000            20,444                             0.00
    9              5              7,644       20,444              -           20          -         60         95            22        7,490       1,947              5,543        250,000         2.67          19,998          250,000            20,511                             0.00
    10             5              7,490       20,511              -           20          -         60         95            21        7,336       1,947              5,389        250,000         2.67          19,587          250,000            20,578                             0.00
    11             5              7,336       20,578              -           20          -         60         95            21        7,182       1,947              5,235        250,000         2.67          19,175          250,000            20,645                             0.00
    12             5              7,182       20,645              -           20          -         60         95            20        7,027       1,947              5,080        250,000         2.67          18,761          250,000            20,713                             0.00
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( 0a)      BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month

( 0b)      BOP Accum Prem - accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year

(1)       Premium paid  = $2,704

(2)       Per Policy load = $20 per month.

(3)       Sales and Admin Load = 13.5% of premium paid

(4)       Per $1,000 load  -   $0.24 per month per 1,000 of insurance amount

(5)       Monthly Cost of Insurance - based on 1980 CSO Age Last Birthday Male NonSmoker

(6)       Monthly Interest -   interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=3.52% is the crediting interest rate.

(7)       Total Contract Fund   -  End of Period contract fund =  (0) + (1) - (2) - (3) - (4) - (5) +(6)

(8)       Surrender Charges =  Surrender Charge premium * Surrender Charge percentage where surrender charge premium = $3605 and surrender charge percentage = 54% for the 5th policy year.

(9)       Total Cash Surr Value  = Cash Surrender Value corresponding to illustration year 5 = (7) - (8)

(10)       EOP Basic DB - End Of Period Death Benefit = face amount plus the contract fund or Accumulated Premiums , if applicable

(11)       Corridor factor  - cash value accumulation corridor factor for Male age 45 NonSmoker CVAT

(12)       EOP Corridor DB - End of Period Corridor Death Benefit = (11) * (7)

(13)       EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ]

(14)       EOP Accum Prems Paid  - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5